UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 29, 2011

(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

000-08092 (Commission File Number)	94-1620407 (I.R.S. Employer Identification No.)
468 N. Camden Dr., 2nd Floor Beverly Hills, California (Address of Principal Executive Offices)	90210 (Zip Code)

(310) 860-5184
(Registrant’s Telephone Number, Including Area Code)

(Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                      ENTRY INTO A MATERIAL AGREEMENT.

The Joint Venture Agreement

On June 29, 2011 (the “Effective Date”), OXIS International, Inc., a Delaware corporation (“Oxis”) entered into a Joint Venture Agreement (“Joint Venture Agreement”) with John E. Repine, M.D. (“Dr. Repine”).  Under the terms of the Joint Venture Agreement, Oxis and Dr. Repine formed a Delaware limited liability company, Ergo ARDS, LLC (the “Company”), in which Oxis holds a 60% membership interest and Dr. Repine holds a 40% membership interest.  The Company was formed to develop, acquire and market dietary supplements, cosmeceutical products, nutraceutical products, medical foods and pharmaceuticals using L-Ergothioneine (“Ergo”) for treating, diagnosing and preventing acute respiratory distress syndrome and other lung disorders (collectively “ARDS”) (the “Business”).

Concurrently with the execution of the Joint Venture Agreement, Dr. Repine assigned his interest in the patent applications relating to the use of Ergo in treating ARDS (the “Assigned IP”) to the Company.  In consideration for the Assigned Interest, Dr. Repine was issued a 40% membership interest in the Company.

Oxis will be responsible for supplying Ergo to the Company at no cost in connection with the Company’s animal studies. Oxis will also pay all patent prosecution and maintenance costs relating to the Assigned IP.

The Company is required to make payments to Dr. Repine upon the achievement of certain milestones by the Company.  Any future payments to Dr. Repine shall be made based on the achievement of following milestones with respect to products to be commercialized using the Assigned IP:

•	The Company shall pay the following cash amounts to Dr. Repine upon the attainment of the following milestones:

(i)	Licensing the Assigned IP to a pharmaceutical company -- $1,000,000;
(ii)	Completion of Phase I Clinical Trial -- $250,000;
(iii)	Completion of Phase II Clinical Trial -- $1,000,000;
(iv)	Completion of pivotal Phase III Clinical Trial -- $1,500,000; and
(v)	Receipt of FDA Marketing approval -- $3,000,000

•	The Company shall pay the following cash amounts to Dr. Repine upon the attainment of the following milestones:

(i)	Licensing the Assigned IP to, or entering into a distribution agreement with, a nutraceutical or similar company -- $100,000; and
(ii)	Gross sales of products utilizing Ergo in the Field – 5% of annual gross sales by the Company or any licensee or distributor (including Oxis).

Following the successful completion of the animal studies, Oxis and Dr. Repine will make a joint decision to commence human clinical trials. If the parties do not agree to proceed, the Joint Venture Agreement will terminate and the intellectual property belonging to the Company will be assigned to the party that elected to proceed.  In the event both parties agree to not proceed, the Company will continue to hold the intellectual property.  If the parties agree to proceed, Oxis will use its best efforts to raise $3 million for the Company.  Once the $3 million in funds have been successfully raised by Oxis, Oxis will no longer be responsible for paying the Company’s operating costs, including costs related to the Company’s intellectual property.

The Company will be managed by Dr. Repine as Manager, who will also serve as the Company’s Chief Executive Officer and Treasurer. The Company will also have a board of five members, consisting of Dr. Repine and a designee of Dr. Repine, and three designees of Oxis.

A copy of the Joint Venture Agreement is filed as an exhibit to this Current Report on Form 8-K.

The Consulting Agreement

In connection with the transactions contemplated in the Joint Venture Agreement, Dr. Repine and Oxis entered into a Consulting Agreement on June 28, 2011 (the “Consulting Agreement”), pursuant to which Oxis engaged Dr. Repine to provide advisory services to Oxis and the Company with respect to the Business and to serve as the Company’s Chief Executive Officer.  Oxis’ payments to Dr. Repine under the Consulting Agreement shall be made in shares of Oxis common stock (“Common Stock”).  Oxis agreed to issue shares of Common Stock to Dr. Repine as follows:

•	Oxis issued to Dr. Repine 2,777,778 shares of Common Stock (valued at $250,000) for various services relating to the Business and the Assigned IP under the Consulting Agreement;

•
Oxis agreed to issue to Dr. Repine additional shares of Common Stock valued at $50,000 upon completion of the first animal study and Dr. Repine’s delivery to the Company of a summary presentation of the findings of the study; and

•
Oxis agreed to issue Dr. Repine additional shares of Common Stock valued at $100,000 upon the completion of such second animal study and Dr. Repine’s delivery to the Company of a summary presentation of the findings of the study.

To the extent the market value of the aforementioned shares of Common Stock issued to Dr. Repine decreases at the end of the 6-month period following the date of issuance of such shares, Oxis will be obligated to issue additional shares of Common Stock to Dr. Repine so that the market value of the shares previously issued to Dr. Repine on that date will equal to $250,000, $50,000 or $100,000, as the case may be.

The Operating Agreement

The operation and management of the Company are governed by the Operating Agreement.

Oxis holds a 60% membership interest in the Company and Dr. Repine holds a 40% membership interest.  Dr. Repine serves as the Manager, Chairman of the Board and Chief Executive Officer of the Company and, in his capacity as Manager, has general control over the business and affairs of the Company.

However, the Manager cannot, without the consent of the Board and members who hold membership units in excess of 90.1%:

•	Liquidate, dissolve or wind-up the Company’s business and affairs;

•	Effect a merger or consolidation (other than one in which existing members own a majority by voting power of the outstanding equity interests of the surviving or acquiring entity);

•	sell, lease, transfer, exclusively license or otherwise dispose of all or substantially all of the Company’s assets;

•
amend, alter, or repeal any provision of the Certificate or the operating agreement in a manner adverse to the membership units, unless it is done in connection with efforts to raise capital or it is for any other purpose permitted by law;

•
purchase or redeem or make any distribution on, any equity interests of the Company other than (i) distributions payable on the membership interests, (ii) repurchases of equity interests from former employees, officers, the manager, directors, consultants or other person who performed services for the Company, or (iii) as approved by the Company’s board of directors.

Dr. Repine may engage in any business, for his own account or otherwise, which are the same or similar to the business of the Company (or to the business of any entity in which the Company has an interest in), irrespective of whether such businesses are competitive with the Company or otherwise.  Dr. Repine can only be removed as Manager by an affirmative vote of membership units exceeding 90.1%.

The board of directors of the Company is comprised of five members, including Dr. Repine, a designee of Dr. Repine, and three designees of Oxis.  The Manager is required to periodically report on the business and affairs of the Company to the Company’s Board.  The Operating Agreement further provides for full indemnification of the Manager, the members of the board of directors, the members, and any officer, agent, employee and affiliate by the Company.

Any assignments by members of their membership interests are subject to approval by the Manager, and no member consent is required for such assignment(s).  However, the Operating Agreement provides for certain rights of first refusal in favor of the members of the Company in connection with certain transfers of their membership interest, but only if the Company has not elected to exercise its right of first refusal.

A copy of the Operating Agreement is filed as an exhibit to this Current Report on Form 8-K.

ITEM 8.01                      OTHER EVENTS.

On July 11, 2011, Oxis issued a press release (the “Press Release”) announcing the execution of the Joint Venture Agreement.  A copy of the Press Release is filed as an exhibit to this Current Report on Form 8-K.

ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits

Exhibit No.	Description
10.1	Joint Venture Agreement, dated June 29, 2011, by and among OXIS International, Inc., John E. Repine, M.D., and Ergo ARDS, LLC.
10.2	John E. Repine Consulting Agreement, dated June 28, 2011, was filed on June 29, 2011 as an exhibit to the Company’s Registration Statement on Form S-8 and is hereby incorporated by reference.
99.1	Press Release dated July 11, 2011, relating to the Joint Venture Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 11, 2011	OXIS INTERNATIONAL, INC. By: /s/ BERNARD LANDES Bernard Landes, President